                                                   Registration No. 333-________

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                       APPLIED ANALYTICAL INDUSTRIES, INC.
             (Exact name of registrant, as specified in its charter)

                   Delaware                                 04-2687849
        (State or other jurisdiction of                  (I.R.S. Employer)
        incorporation or organization)                  Identification No.)

                              5051 New Centre Drive
                        Wilmington, North Carolina 28403
                    (Address of principal executive officers)

                              ---------------------

                  MEDICAL & TECHNICAL RESEARCH ASSOCIATES, INC.
                             1996 STOCK OPTION PLAN
                            (Full title of the plan)

                              ---------------------

                                R. FORREST WALDON
                          Secretary and General Counsel
                       Applied Analytical Industries, Inc.
                              5051 New Centre Drive
                        Wilmington, North Carolina 28403
                     (Name and address of agent for service)
                                 (910) 392-1606
          (Telephone number, including area code, of agent for service)

                              ---------------------


                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                              Proposed maximum        Proposed maximum            Amount of
     Title of securities                Amount to be         offering price per      aggregate offering         registration
       to be registered                  registered                 unit                   Price                    fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par                   517,500                $19.1875(1)          $9,929,531.20(1)            $2,760.41
value (including options under
the Medical & Technical
Research Associates, Inc. 1996
Stock Option Plan)
================================================================================================================================

(1) In accordance with Rule 457(h)(1) of Regulation C, the price for the shares is computed on the basis of the average high and low prices for Common Shares on March 12, 1999 as reported on the NASDAQ National Market System.

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

                       PART II INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents are incorporated by reference into this registration statement:

         (a) The Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for fiscal year ended December 31, 1997 and the Company's Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of such fiscal year; and

         (c) The description of securities contained in the Corporation's registration statement filed under the Securities Exchange Act of 1934 on Form 8-A, (SEC Registration No. 0-21185), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all securities offered by this registration statement have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into the registration statement and to be part thereof from the date of filing of such documents.

Item 6.  Indemnification of Directors and Officers.

         The Company's Restated Certificate of Incorporation (the "Restated Certificate of Incorporation") provides that no director of the Company shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits elimination or limitation of liability of directors for breach of fiduciary duty. The Restated Certificate of Incorporation provides that a director or officer of the Company (a) shall be indemnified by the Company against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Company) brought against him by virtue of his position as a director or officer of the Company if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Company against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Company brought against him by virtue of his position as a director or officer of the Company if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Company, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Company against all expenses (including attorneys' fees) incurred in connection therewith.

Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

         Indemnification is required to be made unless the Company determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Company that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Company fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Company notice of the action for which indemnity is sought and the Company has the right to participate in such action or assume the defense thereof.

         Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Item 8.  Exhibits.

Exhibit Number                      Description
--------------                      -----------

    4.1        Restated Certificate of Incorporation of the Company
               (incorporated by reference to Exhibit 3.1 of the Company's
               Quarterly Report on Form 10-Q for the period ended
               September 30, 1996)
    4.2        Restated By-laws of the Company (incorporated by reference to Exhibit 3.2 of the Company's registration statement on
               Form S-1, SEC Registration No. 333-5535)
    5          Opinion of Robinson, Bradshaw & Hinson, P.A.
   23.1        Consent of Robinson, Bradshaw & Hinson, P.A.
               (contained in Exhibit 5)
   23.2        Consent of PricewaterhouseCoopers LLP
   24.1        Power of Attorney of Frederick D. Sancilio, dated March 12, 1999
   24.2        Power of Attorney of William H. Underwood, dated March 12, 1999
   24.3        Power of Attorney of Joseph H. Gleberman, dated March 12, 1999
   24.4        Power of Attorney of John M. Ryan, dated March 12, 1999
   24.5        Power of Attorney of James L. Waters, dated March 13, 1999
   24.6        Power of Attorney of James G. Martin, dated March 11, 1999

Item 9.  Undertakings.

         The Company hereby undertakes as follows:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment to this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) The Company shall remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;

         (4) For purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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

                                   SIGNATURES

         Pursuant to the requirements of the 1933 Act, the Company certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of North Carolina on March 16, 1999.


                                           APPLIED ANALYTICAL INDUSTRIES, INC.

                                           By: /s/ R. FORREST WALDON
                                               ---------------------------------
                                               R. Forrest Waldon
                                               Secretary

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

           SIGNATURE                       TITLE                       DATE
           ---------                       -----                       ----


    FREDERICK D. SANCILIO*       President and Director           March 16, 1999
-------------------------------  (Principal Executive Officer)
 Frederick D. Sancilio, Ph.D.

     /s/ EUGENE T. HALEY         Chief Financial Officer          March 16, 1999
-------------------------------  (Principal Financial Officer)
       Eugene T. Haley

    /s/ GEORGE W. BECKWITH       Controller                       March 16, 1999
-------------------------------  (Principal Accounting Officer)
      George W. Beckwith

    WILLIAM H. UNDERWOOD*        Director                         March 16, 1999
-------------------------------
    William H. Underwood

     JOSEPH H. GLEBERMAN*        Director                         March 16, 1999
-------------------------------
     Joseph H. Gleberman

        JOHN M. RYAN*            Director                         March 16, 1999
-------------------------------
        John M. Ryan

       JAMES L. WATERS*          Director                         March 16, 1999
-------------------------------
       James L. Waters

       JAMES G. MARTIN*          Director                         March 16, 1999
-------------------------------
       James G. Martin


*By:        /s/ R. FORREST WALDON
     -------------------------------------
     (R. Forrest Waldon, Attorney-in-Fact)

Exhibit Number                         Description
--------------                         -----------

    4.1        Restated Certificate of Incorporation of the Company
               (incorporated by reference to Exhibit 3.1 of the Company's
               Quarterly Report on Form 10-Q for the period ended
               September 30, 1996)
    4.2        Restated By-laws of the Company (incorporated by reference to
               Exhibit 3.2 of the Company's registration statement on
               Form S-1, SEC Registration No. 333-5535)
    5          Opinion of Robinson, Bradshaw & Hinson, P.A.
   23.1        Consent of Robinson, Bradshaw & Hinson, P.A. (contained in
               Exhibit 5)
   23.2        Consent of PricewaterhouseCoopers LLP
   24.1        Power of Attorney of Frederick D. Sancilio, dated March 12, 1999
   24.2        Power of Attorney of William H. Underwood, dated March 12, 1999
   24.3        Power of Attorney of Joseph H. Gleberman, dated March 12, 1999
   24.4        Power of Attorney of John M. Ryan, dated March 12, 1999
   24.5        Power of Attorney of James L. Waters, dated March 13, 1999
   24.6        Power of Attorney of James G. Martin, dated March 11, 1999